"ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY PROSPECT MEDICAL HOLDINGS, INC. AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT."

                          AMENDMENT TO

              IPA COMMERCIAL SERVICES AGREEMENT

  The undersigned parties to the PacifiCare IPA Commercial Services Agreement between PacifiCare of California ("PacifiCare") and Santa Ana-Tustin Physicians' Group, Inc. ("IPA") do hereby amend said Agreement as follows:

1. Paragraph 3.02 is amended to read as follows: (3.02.01 and 3.02.02 shall remain as written):

     3.02 STANDARDS - All Health Care Services arranged for or provided by IPA and its Member Physicians shall be provided by professional personnel and at physical facilities according to generally accepted standards of medical practice and management in the community. IPA further agrees to provide or arrange for referrals to consultants and Specialist Physicians and facilities as are necessary, appropriate, and in accordance with generally accepted standards of medical practice in the community and in compliance with the standards developed by PacifiCare's Quality Assurance Committee. IPA agrees to maintain and demonstrate to PacifiCare upon request, throughout the term of this Agreement, compliance with the following:

2.  Paragraph 3.14 is amended in full to read as follows:

     3.14 QUALITY OF HEALTH CARE SERVICES - IPA agrees to assure quality of Health Care Services by:

          3.14.01 Assigning PacifiCare Subscribers only to Member Physicians or Outside Providers meeting quality health care standards;

          3.14.02 Inspecting the premises and facilities of its Member Physicians on a regular basis and allowing PacifiCare to participate in such inspections upon ten (10) days written notice.

          3.14.03 Utilizing the PacifiCare Quality Assurance Committee's guidelines for physician credentialling.

3. Attachment A3 "INDIVIDUAL STOP LOSS" shall be amended to add Section (4) which will read as follows:

     4.00 AUDIT - Upon request by PacifiCare, IPA shall provide PacifiCare with claims information and other supporting records, including medical records, contracts with Specialist Physicians, and payment documentation for claims paid to Specialist Physicians or other providers, related to specific Individual Stop Loss claims. Such information may be requested by PacifiCare on a retrospective basis after the Individual Stop Loss payment has been made to IPA.

4. Attachment A5 "HOSPITAL CONTROL PROGRAM" Section (2) "BUDGET" shall be amended in full as follows:

     See Exhibit 1, attached here to and incorporated herein by this reference.

5. Attachment A5 "HOSPITAL CONTROL PROGRAM" sliding scale risk sharing schedule (as contained in Section 4 "CALCULATION OF SAVINGS AND LOSSES") shall be amended in full as follows:

     See Exhibit 2, attached hereto and incorporated herein by this reference.

6.  Attachment C "CAPITATION PAYMENT RATES" shall be amended as follows:

     The percentage of premium value for Individual Stop Loss (as noted in the second sentence of the first paragraph) shall be equal to:

          [  **  ]

7. Attachment E "PHARMACY CONTROL PROGRAM" shall be amended in full to read as follows:

     See Exhibit 3, attached hereto and incorporated herein by this reference.

8. Attachment F "AIDS STOP LOSS PROGRAM" will apply during 1991. IPA acknowledges that final claims must be filed for such services by March 31, 1992 to be included in the AIDS Stop Loss Program.

9. Attachment H "DIVISION OF FINANCIAL RESPONSIBILITY" shall be amended as follows:

          [  **  ]
          [  **  ]

The effective date of this Amendment shall be January 1, 1991.

By signing below, both parties hereto have executed and agreed to this Amendment.

PACIFICARE OF CALIFORNIA                  IPA Santa Ana-Tustin
                                          Physicians' Gr. Inc

By: /s/ Kevin R. Mowll                    By:  /s/ Melvin L. Reich
   ------------------------------              ------------------------------
   Kevin R. Mowll, Vice President         Title: President
                                                -----------------------------

Date:  02/01/91                           Date:  1/20/91
     ----------------------------              ------------------------------

                                   EXHIBIT 1

                       HOSPITAL, CONTROL PROGRAM BUDGET


                                                             DOLLARS PMPM
  Inpatient Hospital                                           [  **  ]

    Utilization Rate 215 days PTMPY
    Per Diems, net of discounts, etc.
      Regular Plans [  **  ]
      880 Plan      [  **  ]
    [  **  ]

  Emergency Services                                           [  **  ]
      Emergency Room & Ambulance
      (See Special Conditions below)

  Outpatient Services                                          [  **  ]
    Outpatient Surgery and other hospital
    outpatient services as approved by
    Pacificare (i.e., facility fees for
     outpatient dialysis)
  Selected Outpatient Services from Capitation                 [  **  ]

    Chemotherapy Administration (including drugs)
    Professional Charges for Dialysis
    Home health services expenses as approved by Pacificare in advance

  Hospital Control Program Payout Pool                         [  **  ]
                                                               --------

  SUB-TOTAL                                                    [  **  ]

Reinsurance Premium
    Deductible PMPY [  **  ]                                   [  **  ]

  TOTAL BUDGET PMPM                                            [  **  ]

The TOTAL BUDGET PMPM to be used for settlement purposes shall be calculated by applying the IPA's specific composite age/sex factor to the budgeted amounts for Inpatient Hospital, Emergency Services, Outpatient Services, and Selected Outpatient Services. (The composite age/sex factor will be calculated by multiplying the IPA's member months within each age/sex category and dividing the sum of these numbers by IPA's total member months. The age/sex categories and factors are listed below.) The age/sex adjusted dollar figure will be added to the Hospital Control Program Payout Pool dollar figure. The Reinsurance premium will be netted against this figure.


             AGE/SEX                              AGE/SEX
             CATEGORY                             FACTOR
             --------                             ------
             Child, Age 0-1                       [  **  ]
             Child, Age 2-9                       [  **  ]
             Child, Age 10-17                     [  **  ]
             Female, Age 18-29                    [  **  ]
             Female, Age 30-44                    [  **  ]
             Female, Age 45-64                    [  **  ]
             Female, Age 65+                      [  **  ]
             Male, Age 18-29                      [  **  ]
             Male, Age 30-44                      [  **  ]
             Male, Age 45-64                      [  **  ]
             Male, Age 65+                        [  **  ]


                                   EXHIBIT 2

               HOSPITAL CONTROL PROGRAM SLIDING SCALE SCHEDULE


Bed Days/Outpt. Surgery
Per Thousand Mbrs/Year               IPA % Sharing
----------------------               -------------
Over 269                             [  **  ]

245-269                              [  **  ]

220-244                              [  **  ]

under 220                            [  **  ]



(Payment to remain as stated in Agreement.)

                                   EXHIBIT 3

                                 ATTACHMENT E

                           PHARMACY CONTROL PROGRAM

     The purpose of the Pharmacy Control Program (PCP) is to provide an incentive to the IPA to foster the efficient utilization of prescription services. The IPA is given the opportunity to share in [ ** ] of any savings when per member per month expenses are compared to budget, with a limited amount of commensurate downside risk.

I. BUDGET

The budget will be set at the following amounts on a per Subscriber per month
(pmpm) basis and will be calculated based on the mix of copay plans of Subscribers who have designated IPA as their Participating Medical Group:


           Plan Type          Budget Amount
           ---------          -------------
           $0 copay              [  **  ]
           $1 copay              [  **  ]
           $2 copay              [  **  ]
           $2.50 copay           [  **  ]
           $3 copay              [  **  ]
           $4 copay              [  **  ]
           $5 copay              [  **  ]
           $6 copay              [  **  ]
           $7 copay              [  **  ]


Debited against this budget will be the actual expenses paid by PacifiCare for pharmacy services of those Subscribers which designated IPA as their Participating Medical Group for the applicable month.

II. RISK SHARING FORMULA

The IPA will share [ ** ] of any savings in comparing the budget and actual expenses.

The IPA will be responsible for [ ** ] of any dollar amounts more than [ ** ] over the composite per member per month budget figure.

PacifiCare shall provide, on a quarterly basis, utilization reports pertaining to the cost of prescriptions written on a physician specific basis and a year-to-date comparison of performance to budget. A final calculation and final payment will be made within one hundred fifty (150) days of the end of each year.

IPA agrees to participate in a generic drug substitution program and formulary program established by PacifiCare's Quality Assurance Committee.